                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RADIANT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             RADIANT SYSTEMS, INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30202


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 11, 1997


         The annual meeting of shareholders of Radiant Systems, Inc. (the "Company") will be held on Thursday, September 11, 1997 at 4:00 p.m., at the Buckhead Club, 3343 Peachtree Road, N.E., 18th Floor, Atlanta, Georgia 30326, for the following purposes:

         (1) To elect four (4) directors to the Board of Directors, to serve for their respective terms and until their successors are elected and qualified;

         (2) To approve an amendment to the 1995 Stock Option Plan of the Company to increase the number of shares available for grant thereunder from 4,000,000 shares to 5,000,000 shares;

         (3) To approve and adopt the Company's Non-Management Directors' Stock Option Plan; and

         (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on August 5, 1997 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                           By Order of the Board of Directors,

                                           /s/ Erez Goren

                                           EREZ GOREN
                                           Co-Chairman of the Board and
                                           Chief Executive Officer



Alpharetta, Georgia
August 18, 1997


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             RADIANT SYSTEMS, INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30202


                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 11, 1997


                            -----------------------

                                PROXY STATEMENT

                            -----------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Radiant Systems, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Thursday, September 11, 1997, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about August 18, 1997. The address of the principal executive offices of the Company is 1000 Alderman Drive, Alpharetta, Georgia 30202.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in
accordance with the shareholder's directions specified thereon.   Where no
direction is specified, proxies will be voted for the election of the director nominees named below, for adoption of the amendment to the 1995 Stock Option Plan and for approval of the Non-Management Directors' Stock Option Plan. Abstentions and broker non-votes will not be counted as votes either in favor of or against the proposal to amend the 1995 Stock Option Plan or the proposal to approve the Non-Management Directors' Stock Option Plan.

         The record of shareholders entitled to vote at the annual meeting was taken on August 5, 1997. On that date the Company had outstanding and entitled to vote 15,175,660 shares of common stock, no par value per share (the "Common Stock"), with each share of Common Stock entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 30, 1997 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) the Named Executive Officers (as defined herein); and (iv) all directors and executive officers of the Company as a group.

                                                               SHARES
     NAME OF                                                BENEFICIALLY              PERCENT
 BENEFICIAL OWNER                                            OWNED (1)               OF CLASS
 ----------------                                           ------------             --------
 Erez Goren (2)  . . . . . . . . . . . . . . . . .           3,100,000                  20.4%

 Alon Goren (2)  . . . . . . . . . . . . . . . . .           3,100,000                  20.4

 Eric B. Hinkle  . . . . . . . . . . . . . . . . .              81,800(3)                  *

 John H. Heyman  . . . . . . . . . . . . . . . . .             305,454(4)                2.0

 James S. Balloun  . . . . . . . . . . . . . . . .              10,000                     *

 Evan O. Grossman  . . . . . . . . . . . . . . . .               1,200                     *

 Carlyle M. Taylor . . . . . . . . . . . . . . . .               -                         -

 H. Martin Rice  . . . . . . . . . . . . . . . . .             127,500                     *

 All directors and executive officers
   as a group (11 persons) . . . . . . . . . . . .           7,229,580(5)              46.8
-----------------------

*        Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Pursuant to the Rules of the Commission, certain shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) The address of Erez Goren and Alon Goren is 1000 Alderman Drive, Alpharetta, Georgia 30202.

(3) Represents 81,800 shares of Common Stock subject to stock options exercisable within the next 60 days.

(4) Includes 165,000 shares of Common Stock subject to stock options exercisable within the next 60 days.

(5) Includes 263,230 shares of Common Stock subject to stock options exercisable within the next 60 days.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of six (6) directors, divided into three classes, with members of each class of directors serving for staggered three-year terms. The Board consists of two Class I directors, Erez Goren and Alon Goren, two Class II directors, John H. Heyman and James S. Balloun, and two Class III directors, Eric B. Hinkle and Evan O. Grossman.
The terms of the Class I directors will expire at the 1997 Annual Meeting of Shareholders. In addition, because James S. Balloun and Evan O. Grossman were appointed as directors earlier this year, they are required to stand for reelection at the 1997 Annual Meeting and, if elected, will serve out the term of their respective classes. James S. Balloun, as a Class II director, would serve for a one-year term expiring at the 1998 Annual Meeting of Shareholders. Evan O. Grossman, as a Class III director, would serve for a two-year term expiring at the 1999 Annual Meeting of Shareholders. The Board of Directors has nominated Erez Goren, Alon Goren, James S. Balloun and Evan O. Grossman for election as directors of the Company. The Board of Directors recommends that you vote "for" the election of these nominees.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the four nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by management for election to the Board of Directors as Class I directors to succeed themselves for a term of three years, expiring at the 2000 Annual Meeting of Shareholders, and until their successors are elected and qualified:

         EREZ GOREN, age 33, has served as Co-Chairman of the Board and Chief Executive Officer of the Company since its inception in 1985 and as its President from 1985 to October 1996. Mr. Goren attended State University of New York at Stony Brook prior to devoting his full time and energy to the Company. He is the brother of Alon Goren.

         ALON GOREN, age 31, has served as Co-Chairman of the Board and Chief Technology Officer of the Company since its inception in 1985. Mr. Goren has a B.S. in Computer Systems Engineering from Rensselaer Polytechnic Institute. He is the brother of Erez Goren.

         The following person has been nominated by management for election to the Board of Directors as a Class II director to succeed himself for a term of one year, expiring at the 1998 Annual Meeting of Shareholders, and until his successor is elected and qualified:

         JAMES S. BALLOUN, age 59, has served as Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified service and manufacturing company, since February 1996, and as its President since October 1996. He was previously affiliated with the management consulting firm of McKinsey & Company, Inc., which he served as a Director from June 1976 until January 1996. Mr. Balloun has been a director of the Company since April 1997.

         The following person has been nominated by management for election to the Board of Directors as a Class III director to succeed himself for a period of two years expiring at the 1999 Annual Meeting of Shareholders and until his successor is elected and qualified:

         EVAN O. GROSSMAN, age 32, has served as President and Chief Operating Officer of Share Group, Inc., a teleservices Company, since August 1993. Mr. Grossman was previously affiliated with the management consulting firm of McKinsey & Company, Inc. from October 1990 to July 1993. Mr. Grossman has been a director of the Company since May 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. The Company was not subject to such reporting requirements during fiscal 1996.

         Although it is not the Company's obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Controller of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

         The Board of Directors held thirteen (13) meetings during the year ended December 31, 1996. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has three (3) standing committees -- the Audit Committee, the Compensation Committee and the Stock Option Committee, each of which was established in May 1997.

         The Audit Committee presently consists of James S. Balloun and Evan O. Grossman. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments.

         The Compensation Committee presently consists of Erez Goren, James S. Balloun and Evan O. Grossman. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management.

         The Stock Option Committee presently consists of James S. Balloun and Evan O. Grossman. The Stock Option Committee has been assigned the functions of administering the Company's stock option plans and granting options thereunder.

         The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Company not later than the later of (i) the close of business on the seventh (7th) calendar day following the date on which notice of the meeting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and (ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

        NAME                                   AGE               POSITION HELD
        ----                                   ---               -------------
        Erez Goren                             33                Co-Chairman of the Board and Chief Executive Officer

        Alon Goren                             31                Co-Chairman of the Board and Chief Technology Officer

        Eric B. Hinkle                         37                President and Chief Operating Officer

        John H. Heyman                         36                Executive Vice President and Chief Financial Officer

        Andrew S. Heyman                       33                Vice President-Convenience Store Division and Managing
                                                                 Director of Radiant Solutions Group

        Carlyle M. Taylor                      43                Vice President - Integration and Support

        H. Martin Rice                         45                Vice President; President of Radiant Entertainment
                                                                 Division

        David H. Douglas                       41                Vice President; President of Radiant Hospitality
                                                                 Systems Division

        Christopher Lybeer                     35                Vice President - Convenience Store Division

        Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Erez Goren and Alon Goren.

        ERIC B. HINKLE has served as President, Chief Operating Officer and a director of the Company since October 1996. Mr. Hinkle served in various capacities with the Avionics Divisions of AlliedSignal Corporation from January 1994 to October 1996, including most recently as Vice President of Communications and Navigation Products. From 1989 to January 1994, Mr. Hinkle was employed by

McKinsey & Co., a consulting firm, including most recently as Senior Engagement Manager. Mr. Hinkle has an M.B.A. from Harvard Business School, a M.S. degree in Electrical Engineering from Stanford University, and a B.S. degree in Computer Engineering from Brown University.

        JOHN H. HEYMAN has served as Executive Vice President and Chief Financial Officer of the Company since September 1995 and as a director of the Company since June 1996. Mr. Heyman served as Vice President and Chief Financial Officer of Phoenix Communications, Inc., a commercial printer, from March 1991 to August 1995. From 1989 to 1991, Mr. Heyman served as Vice President, Acquisitions of Forsch Corporation, a diversified manufacturing company. From 1983 to 1987, Mr. Heyman serviced in a variety of capacities with Arthur Andersen LLP, where he worked primarily with middle market companies and technology firms. Mr. Heyman has an M.B.A. from Harvard Business School and a B.B.A. degree in Accounting from the University of Georgia. He is the brother of Andrew S. Heyman.

        ANDREW S. HEYMAN has served as Vice President-Convenience Store Division and Managing Director of the Radiant Solutions Group of the Company since January 1996. Mr. Heyman served as a senior manager with Andersen Consulting from 1987 to December 1995. He holds a M.S. degree in Computer Information Systems from Georgia State University and a B.B.A. in Finance from the University of Georgia. He is the brother of John H. Heyman.

        CARYLE M. TAYLOR has served as Vice President--Integration and Support of the Company since September 1995. Mr. Taylor served in various capacities with NCR Corporation (formerly AT&T Global Information Solutions) in the retail information systems area from 1978 to September 1995, including most recently as Assistant Vice President of the scanner business unit. Mr. Taylor received a B.S. degree in Mathematics from North Carolina Wesleyan College.

        H. MARTIN RICE has served as Vice President of the Company and the President of its Radiant Entertainment division (formerly PrysmTech) since December 1996. From September 1994 until its acquisition by the Company in December 1996. Mr. Rice served as President and Chief Executive Officer of PrysmTech, LLC. From 1989 to September 1994, Mr. Rice served as President of The R.L. Sterling Company, a consulting company. Prior to 1989, Mr. Rice served as Chief Financial Officer of Maryland Realty Trust, a publicly traded REIT, and as a staff accountant for Price Waterhouse LLP.

        DAVID H. DOUGLAS has served as Vice President of the Company and President of its Radiant Hospitality Systems division since May 1997. Mr. Douglas served as President of Restaurant Management and Control Systems, Inc. ("ReMACS") from 1983 until its acquisition by the Company in May 1997.

        CHRISTOPHER LYBEER has served as Vice President--Convenience Store Division of the Company since January 1996. From 1993 to 1995, Mr. Lybeer served as Assistant Vice President--Software Solutions of NCR Corporation (formerly AT&T Global Information Solutions), a telecommunications company. From 1991 to 1993, Mr. Lybeer served as a Director of Product Development of NCR Corporation, in the retail information systems area. Mr. Lybeer received a B.S.E. in Computer Engineering from the University of Michigan.

                             EXECUTIVE COMPENSATION

        The following table presents certain information concerning compensation earned for services rendered in all capacities by the Company's Chief Executive Officer and the two other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 1996 (the "Named Executive Officers").

                                                SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                 ANNUAL COMPENSATION                    AWARDS
    NAME AND                                  ------------------------ ---------------------------------------
PRINCIPAL POSITION                            SALARY($)     BONUS($)         SECURITIES UNDERLYING OPTIONS
------------------                            ---------    ---------   ---------------------------------------
Erez Goren  . . . . . . . . . . . . . . . . .  $  80,769    $ 11,197                     --
      Co-Chairman and Chief
      Executive Officer

Carlyle M. Taylor   . . . . . . . . . . . . .     80,000      28,000                     --
      Vice President

H. Martin Rice  . . . . . . . . . . . . . . .    100,000      98,504                137,500
      Vice President

DIRECTORS' FEES

      The Company's present policy is not to pay any cash compensation to its directors. Subject to approval of the Non-Management Directors' Stock Option Plan at the Annual Meeting, each non-employee director of the Company will receive an automatic grant of options to purchase 5,000 shares of Common Stock on the last business day of each fiscal year of the Company. Each non-employee director of the Company is also reimbursed for travel and other expenses incurred in connection with the performance of their duties.

      In addition, all new non-employee directors of the Company receive a one-time grant of an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, which options vest over a period of three years. All such options expire, unless previously exercised or terminated, ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors is currently comprised of Erez Goren, James S. Balloun and Evan O. Grossman. With the exception of Erez Goren, who serves as Co-Chairman of the Board and Chief Executive Officer of the Company, none of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1996. There were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1996.

EMPLOYMENT AGREEMENT

      On December 31, 1996, in connection with the acquisition of PrysmTech, the Company entered into an Employment Agreement with H. Martin Rice to serve as Managing Director of the PrysmTech Division of the Company (the "Agreement"). The term of the Agreement is four years subject to a one-year automatic extension under certain circumstances. Under the Agreement, Mr. Rice will be entitled to a base salary of $100,000 per year or a higher amount equal to that of certain of the Company's highest paid executive officers plus a bonus based upon the PrysmTech division's net income (as defined in the Agreement), provided that the base compensation and bonus payable to Mr. Rice under the Agreement is limited to the greater of $200,000 and the maximum non-contingent and potential contingent compensation available to any other executive officer of the Company. The Agreement also provides (i) that Mr. Rice receive a loan from the

Company in the amount of $165,000, which is payable, together with interest at the rate of 7.0% per annum, on December 31, 2001 or earlier out of the proceeds of the sale of shares of the Company's Common Stock received by Mr. Rice in the PrysmTech acquisition and (ii) certain insurance, automobile allowance and other benefits. Under the Agreement, Mr. Rice has been granted options to purchase 137,500 shares of the Company's Common Stock (the "Stock Options"). See "--Stock Option Plans."

      Upon termination of the Agreement (other than voluntarily by Mr. Rice, or by the Company for cause or upon the death of Mr. Rice), Mr. Rice will be entitled to a termination payment equal to $16,666 for each partial and full calendar month then remaining in the term of the Agreement, less any amount payable to Mr. Rice under any long-term disability insurance maintained by the Company.

      The Agreement provides that if Mr. Rice's employment is terminated during the term of the Agreement (other than voluntarily by Mr. Rice, or by the Company for cause or upon the death of Mr. Rice) the Stock Options shall fully vest on the date of such termination. Also upon such termination Mr. Rice may require the Company to pay an income tax related bonus and to lend him the amount payable upon the exercise of his remaining Stock Options.

      The Agreement also contains provisions restricting Mr. Rice's ability to compete with the Company and solicit its customers and employees and obligating him to protect the confidentiality of the Company's information following termination of his employment.

AGREEMENTS WITH EMPLOYEES

      All employees of the Company, including executive officers, are required to sign a confidentiality and noncompete agreement with the Company restricting the ability of the employee to compete with the Company during his or her employment and for a period ranging from six months to two years thereafter, restricting solicitation of customers and employees following employment with the Company, and providing for ownership and assignment of intellectual property rights to the Company. The agreements have an indefinite term, but the employee may terminate employment with the Company at any time.

401(K) PROFIT SHARING PLAN

      The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees of the Company who have completed six months of service and have attained age 21 are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations, a minimum of 3.0% and a maximum of 15.0% of their salary on a pre-tax basis (up to $9,500 per year). Subject to certain Code limitations, the Company may make both matching and additional contributions at the discretion of the Board of Directors of the Company each year. To date, no contributions have been made by the Company to the 401(k) Plan. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant's account attributable to his or her own contributions is 100.0% vested. Distributions from the 401(k) Plan may be made in the form of a lump-sum cash payment or in installment payments.

STOCK OPTION PLANS

      1996 Stock Option Plan. On December 20, 1995, the Company's directors and shareholders adopted the 1995 Stock Option Plan (the "Plan") for employees who are contributing significantly to the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 4,000,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. In June 1997, the Plan was amended by the Board of Directors, subject to shareholder approval at the Annual Meeting, to increase the number of shares of Common Stock reserved for issuance under the 1995 Stock Option Plan to 5,000,000 shares. The option exercise price of incentive stock options must be at least 100.0% (110.0% in the case of a holder of 10.0% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10.0% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of four to five years. As of July 30, 1997, options to purchase 3.9 million shares of Common Stock were outstanding pursuant to the Plan. In addition, non-qualified options to purchase 264,000 shares of Common Stock have been granted by the Company outside of the Plan.

      Directors Plan. On April 12, 1997, the Board of Directors adopted, subject to the approval of the Company's stockholders, the Non-Management Directors' Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Common Stock by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors. The Directors Plan is intended to be a self-governing formula plan. To this end, the Directors Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. Eligible persons under the Directors Plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). A maximum of 100,000 shares of Common Stock has been reserved by the Company for issuance pursuant to options under the Directors Plan, which number is subject to adjustment in certain circumstances in order to prevent dilution or enlargement. Each Outside Director is granted an option to purchase 15,000 shares of Common Stock upon joining the Board of Directors of the Company. Thereafter, each person who is an Outside Director as of the last business day of each fiscal year during the term of the Directors Plan shall receive an option to purchase 5,000 shares of Common Stock as of such date. See "Agenda Item Three -- Proposal to Approve Non-Management Directors' Stock Option Plan."

      The following table provides certain information concerning individual grants of stock options made during fiscal 1996 to each of the Named Executive Officers.

                                            OPTION GRANTS IN LAST FISCAL YEAR
                                                                                       POTENTIAL REALIZABLE
                                          NUMBER OF  % OF TOTAL                          VALUE AT ASSUMED
                                         SECURITIES    OPTIONS    EXERCISE                 ANNUAL RATES
                                         UNDERLYING  GRANTED TO      OR                     STOCK PRICE
                                           OPTIONS    EMPLOYEES     BASE   EXPIRATION    APPRECIATION FOR
NAME                                       GRANTED  IN FISCAL YEAR  PRICE      DATE      OPTION TERM (2)
----                                       -------  -------------- -------- ---------  ---------------------
                                                                                           5%          10%
                                                                                       ----------   ---------
Erez Goren  . . . . . . . . . . . . . .      --          --          --        --         --           --
Carlyle M. Taylor . . . . . . . . . . .      --          --          --        --         --           --
H. Martin Rice(1) . . . . . . . . . . .   137,500        8.5%      $7.00      2006      $605,311    $1,533,977

______________

(1) Of the total, 57,140 are incentive stock options and 80,360 are non-qualified stock options. Subject to acceleration upon the occurrence of certain events, the incentive stock options vest in increments of 14,285 on each of the first, second, third and fourth anniversaries of the date of grant, December 31, 1996. The non-qualified stock options vest on December 31, 2004, subject to acceleration upon the attainment of certain performance targets. See "--Employment Agreement."
(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5.0% and 10.0% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

     The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers under the Company's 1995 Stock Option Plan as of December 31, 1996. No stock options were exercised during fiscal 1996 by the Named Executive Officers.

                                                                                    VALUE OF UNEXERCISED IN-
                                                           NUMBER OF UNEXERCISED     THE-MONEY OPTIONS AT
NAME                                                     OPTIONS AT FISCAL YEAR END   FISCAL YEAR END (1)
----                                                     -------------------------- ---------------------------
                                                         EXERCISABLE UNEXERCISABL  EXERCISABLE    UNEXERCISABLE
                                                         ----------- ------------  -----------   ---------------
Erez Goren  . . . . . . . . . . . . . . . . . . . . . .      --           --           --           --
Carlyle M. Taylor . . . . . . . . . . . . . . . . . . .      --         200,000        --       $ 1,700,000
H. Martin Rice  . . . . . . . . . . . . . . . . . . . .      --         137,500        --       $   343,750

_______________________
(1) Dollar values were calculated by determining the difference between the public offering price of $9.50 per share and the exercise price of the options.

                              CERTAIN TRANSACTIONS

     On May 29, 1995, the Company repurchased 2,628,523 shares of Common Stock (representing 24.7% of the Company's then outstanding shares of Common Stock) from Thomas J. Barrella in exchange for certain assets and technology. In connection therewith, Mr. Barrella resigned his positions as an executive officer and director of the Company. The transferred assets and technology had a value of approximately $616,000. As part of the transaction, Mr. Barrella issued to the Company a note in the amount of $61,000 due in May 1997 and bearing interest at a rate of 8.0%. As of June 1, 1997, $2,900 remained outstanding under this note.

     On June 7, 1996, Mr. Barrella granted to Erez Goren, the Chief Executive Officer of the Company, an option to purchase all 600,033 remaining shares of Common Stock held by Mr. Barrella. This option, exercisable for a period of one year thereafter at an exercise price of $1.875 per share, was assigned to the Company by Mr. Goren for nominal consideration prior to the completion of the Company's initial public offering. The Company utilized a portion of the proceeds of its initial public offering to repurchase all of such shares from Mr. Barrella in February 1997.

     On October 31, 1994, the Company repurchased 3,085,700 shares of Common Stock (representing 22.5% of the Company's then outstanding shares of Common Stock) from Lawrence D. Parker in exchange for a note in the amount of $473,000 due December 31, 1997, and bearing interest at a rate of 8.0%. As of December 31, 1996, $170,000 remained outstanding under this note. The Company utilized a portion of the proceeds of its initial public offering to repay this note in March 1997. In connection with this transaction, Mr. Parker resigned his positions as an executive officer and director of the Company and entered into a five-year consulting agreement with the Company. In October 1995, the monthly consulting fees payable to Mr. Parker were reduced to $2,500 from $14,000. Consulting fees totaling $150,000, $131,000 and $28,000 were paid by the Company to Mr. Parker in 1994, 1995 and 1996, respectively.

     On May 27, 1994, the Company entered into a Software License, Support and Equipment Purchase Agreement (the "Emro License Agreement") with Emro Marketing Company (Speedway/Starvin' Marvin) ("Emro") pursuant to which Emro agreed to purchase licenses for Compu-Touch systems. The Emro License Agreement includes price discounts on certain of the Company's products, rebates and extended warranty coverage on products purchased thereunder, and credits (based on the number of systems purchased by Emro) for technical support services. Although the rebates, the extended warranty terms and the credits for technical support services are not currently available to other customers of the Company, the price discounts are based on the number of potential sites to be installed by Emro and are no more favorable than those given to the only other customer of the Company who has a comparable number of potential sites.

     Under the terms of the Emro License Agreement, Emro is to receive a cash rebate upon purchasing a defined number of software licenses. In the event the Company is unable to pay the rebates when due, Emro has the option of applying the rebate to the purchase of additional licenses or requiring the Company to deliver a promissory note therefor. Accordingly, on March 27, 1996, the Company issued to Emro a promissory note for accrued rebates in the amount of $873,000 due March 2001, and bearing interest at a rate of 6.0%. As of December 31, 1996, $918,000, including accrued interest, remained outstanding under this note. The Company utilized a portion of the proceeds of its initial public offering to repay this note in February 1997.

     Emro will continue to receive the preferential terms described above with respect to purchases of Compu-Touch systems in the future for as long as Emro purchases such products from the Company under the Emro License Agreement. Revenues of $3.4 million, $6.9 million and $5.4 million were recorded by the Company for systems sales and customer support, maintenance and other services pursuant to the Emro License Agreement in 1994, 1995 and 1996, respectively.

     In connection with the Emro License Agreement, the Company granted to Emro a stock purchase warrant (the "Emro Warrant") to purchase 10.0% of the outstanding shares of Common Stock of the Company at an exercise price of $80,000 per percentage unit exercised. The Emro Warrant was subsequently amended to increase the number of shares of Common Stock issuable thereunder to 12.0% of the outstanding shares of Common Stock of the Company and to provide the Company with the right to repurchase 2.0% upon the exercise of the Emro Warrant at a price equal to the average of the exercise price of the Emro Warrant and the fair market value of the Common Stock. The Emro Warrant was exercised in full prior to the completion of the Company's initial public offering in February 1997, whereupon 318,996 shares of Common Stock were sold by Emro in the initial public offering, 193,060 shares of Common Stock were repurchased by the Company for $1.0 million from the proceeds of the initial public offering and 646,304 shares of Common Stock were retained by Emro. Emro sold an additional 200,000 shares of Common Stock in a subsequent public offering in July 1997.

     On December 31, 1996, the Company, which previously owned a 50.0% interest in PrysmTech, acquired the remaining 50.0% interest of PrysmTech from its owners, including H. Martin Rice, a Vice President of the Company and the Managing Director of the Company's PrysmTech division. In connection therewith, Mr. Rice received 150,000 shares of Common Stock of the Company and the Company issued to Mr. Rice and his affiliates promissory notes totaling $1.5 million. The Company utilized a portion of the proceeds of its initial public offering to repay these notes in February 1997. The Company has also entered into an employment agreement with Mr. Rice. See "-- Employment Agreement."

     On May 23, 1997, the Company acquired ReMACS, which was 72.9% owned by David H. Douglas, currently a Vice President of the Company and the President of the Company's Radiant Hospitality Systems division. In connection therewith, Mr. Douglas received 457,196 shares of Common Stock of the Company and $2.4 million in cash. The Company repaid this note in July 1997. In connection with the Acquisition of ReMACS, the Company also entered into a five year employment agreement with Mr. Douglas which provides for an annual base salary of $100,000 plus a performance bonus determined in accordance with the terms of the employment agreement.

                          REPORT OF BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     During the year ended December 31, 1996, the Board of Directors was responsible for: (i) setting the Company's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of the Company; and (iii) initiation of all compensation actions for the Chief Executive Officer of the Company.

     The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its shareholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company's executive officers consists of a base salary, an annual discretionary bonus and, in some cases, stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company's 401(k) Plan.

     The Board's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Board believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Board believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Board will review salary recommendations for the Company's executives and then approve such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Board fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Board's assessment of his past performance and its expectation as to his future performance in leading the Company.

     The Board also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as the executive's contribution to the Company's performance. The Board applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

     Stock options represent a substantial portion of compensation for the Company's executive officers other than Erez Goren and Alon Goren. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the Company's stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Board believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is linked directly to stock price.

     The Board will continually evaluate the Company's compensation policies and procedures with respect to executives. Although the Board believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                   Erez Goren
                                   Alon Goren
                                 Eric B. Hinkle
                                 John H. Heyman

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                                AGENDA ITEM TWO
                    PROPOSAL TO AMEND 1995 STOCK OPTION PLAN

GENERAL

     On December 20, 1995, the Board of Directors of the Company adopted a 1995 Stock Option Plan (the "1995 Plan") for employees who are contributing significantly to the business of the Company. The 1995 Plan currently provides for the grant of both incentive and non-qualified stock options to purchase up to 4,000,000 shares of Common Stock at the discretion of the Board of Directors of the Company or the committee administering the Plan. The purpose of the 1995 Plan is to encourage and enable eligible directors, officers and key employees of the Company and its subsidiaries to acquire proprietary interests in the Company and its subsidiaries through the ownership of common stock of the Company and to provide motivation for participating directors, officers and key employees to remain in the employ and give greater effort on behalf of the Company.

     As of July 30, 1997, options to purchase 3.9 million shares of Common Stock were outstanding pursuant to the 1995 Plan. In addition, non-qualified options to purchase 264,000 shares of Common Stock have been granted by the Company outside the 1995 Plan.

     As of July 30, 1997, the Company had granted options to purchase shares of Common Stock pursuant to the 1995 Plan as follows: (i) each Named Executive Officer (Erez Goren: no shares; Caryle M. Taylor: 200,000 shares; and H. Martin
Rice: 137,500 shares); (ii) all current executive officers as a group: 934,930 shares; (iii) all current directors who are not executive officers as a group: no shares; (iv) each nominee for election as a director: no shares; and (v) all employees, including all current officers who are not executive officers, as a group: 3.3 million shares.

DESCRIPTION OF PROPOSED AMENDMENT

     On June 26, 1997, the 1995 Plan was amended by the Board of Directors, subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance under the 1995 Plan to 5,000,000 shares. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the 1995 Plan. As of July 30, 1997, less than 100,000 shares of Common Stock remained available for grant under the 1995 Plan. The Board of Directors recommends that shareholders vote "for" the proposed amendment. The affirmative vote of a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the approval of the amendment to the 1995 Plan.

DESCRIPTION OF 1995 PLAN

     Effective Date. The effective date of the 1995 Plan is December 20, 1995. The 1995 Plan shall remain in effect until all shares subject to or which may become subject to the 1995 Plan shall have been purchased pursuant to options granted under the 1995 Plan, provided that options under the 1995 Plan must be granted within ten (10) years from the effective date.

     Shares Subject to the 1995 Plan. The shares of the Company's Common Stock available for issuance under the 1995 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1995 Plan shall be 4,000,000 shares of Common Stock (5,000,000 shares if the amendment to the 1995 Plan is approved by the shareholders of the Company at the Annual Meeting). Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1995 Plan.

     In the event of a subdivision or combination of the Company's shares, the number of shares available under the 1995 Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate price.

     Persons Eligible to Participate in the 1995 Plan. Under the 1995 Plan, options may be granted to any person or persons regularly employed by, or serving as a director, officer or consultant to, the Company or a subsidiary of the Company.

     Administration of the 1995 Plan. The 1995 Plan is administered by the Board of Directors or the Stock Option Committee comprised of no fewer than two
(2) members appointed by the Board of Directors of the Company from among its members (the "Committee"). Members of the Committee shall be "disinterested persons" which term is defined in the 1995 Plan as a director who is not, during the one year prior to service as an administrator of the 1995 Plan or during such service, granted or awarded equity securities pursuant to the 1995 Plan or any other plan of the Company or its affiliates.

     Subject to the provisions of the 1995 Plan, the Board of Directors of the Company or the Committee has the authority to administer the 1995 Plan, to select those persons to whom options will be granted, to determine the terms and provisions of the respective stock option agreements with optionees, including the number of shares to be optioned to each such person, and to interpret, construe and implement the provisions of the 1995 Plan.

     Exercise Price, Terms of Exercise and Payment for Shares.  (a)
All Options. Each option granted under the 1995 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements. Stock purchased pursuant to an Option Agreement shall be paid for in accordance with the terms and conditions set forth in the Option Agreement. The terms and conditions of payment may vary with respect to each optionee. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for such shares.

     It is intended that funds received by the Company from the exercise of options will be added to the general working capital of the Company and used for general corporate purposes. Shares of Common Stock of the Company received in payment for the exercise price of options may be, at the discretion of the Board of Directors, either held as treasury shares or retired and returned to authorized but unissued status.

     (b) Incentive Stock Options. The exercise price of incentive stock options granted under the 1995 Plan will be determined by the Board or the Committee, but in no event shall such price be less than 100% of the fair market value of the stock on the date of the grant of the option. In no event may incentive stock options be exercised later than ten (10) years from the date of grant of the option.

     Notwithstanding the foregoing, an optionee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("10% Owner") may not be granted an incentive stock option at less than 110% of the fair market value of the Common Stock on the date the option is granted. Any incentive stock option granted to a 10% Owner must by its terms be exercisable within five (5) years from the date it is granted.

     The aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

     Termination of Employment, Assignment and Other Limitations. In the event that an optionee during his or her lifetime ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any incentive stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the optionee ceased to be an employee, but in no event after the term provided in the optionee's agreement. In the event that an optionee ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) prior to the time that an incentive stock option is exercisable, his or her option shall terminate and be null and void.

     In the event that an optionee during his or her lifetime ceases to be an employee of the Company or any subsidiary of the Company by reason of death or permanent and total disability, any incentive stock option or unexercised portion thereof which was otherwise exercisable on the date such optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the optionee ceased to be an employee, but in no event after the term provided in the optionee's agreement. Permanent and total disability as used herein is as defined in Section 22(e)(3) of the Code.

     In the event of the death of an optionee, the option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

     No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him or her.

     An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of the stock certificate to the optionee for such shares. Except as otherwise specifically provided in the 1995 Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     Adjustment of Shares. In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the 1995 Plan provides that a proportionate adjustment will be made in the number of shares available for option under the 1995 Plan, and, as to options then outstanding, a proportionate adjustment to the number of shares subject to the option and to the purchase price per share.

     In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of common stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or upon written notice to the optionee, provide that the option (including the shares not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated.

     Amendment and Termination of the 1995 Plan. The Board of Directors may at any time and from time to time terminate, modify or amend the 1995 Plan in any respect, except that without shareholder approval the Board of Directors may not (i) increase the maximum number of shares for which options may be granted under the 1995 Plan, either in the aggregate or to any employee, (ii) reduce the option price or waiting period, (iii) extend the period during which options may be granted or exercised, (iv) change the class of employees eligible for incentive stock options, (v) materially modify the requirements as to eligibility for participation in the 1995 Plan, or (vi) materially increase the benefits accruing to participants under the 1995 Plan.

     The termination or any modification or amendment of the 1995 Plan shall not, without the written consent of an optionee, affect his or her rights under an option or right previously granted to him or her. With the written consent of the optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the 1995 Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that options granted thereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. All incentive options granted or to be granted under the 1995 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

     (a)         gain on the sale or other disposition; or

     (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The 1995 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock will recognize no gain or loss upon such exercise. With respect to the number of acquired shares equal to the number of shares of Company Common Stock surrendered, the optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered, and with respect to any acquired shares in excess of the number of shares of Company Common Stock surrendered, the optionee's basis will be equal to zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under the applicable section of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and
(2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     At present, the maximum tax rate on capital gains is 20% for assets held for more than 18 months and 28% for assets held for more than 12 months but not more than 18 months, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the 1995 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     Non-Qualified Stock Options. All options granted or to be granted under the 1995 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the 1995 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1995 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The 1995 Plan permits the Board of Directors or a Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     General. The 1995 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1995 Plan and does not purport to be a complete description of all federal income tax aspects of the 1995 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1995 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the 1995 Plan.

     The approval of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting is necessary to approve the proposed amendment to the 1995 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE 1995 PLAN.

                               AGENDA ITEM THREE
                 PROPOSAL TO APPROVE NON-MANAGEMENT DIRECTORS'
                               STOCK OPTION PLAN

GENERAL

     On April 12, 1997, the Company's Board of Directors unanimously approved the Company's Non-Management Directors' Stock Option Plan (the "Directors Plan") and recommends that shareholders vote "for" approval of the proposed plan. The affirmative vote of a majority of all votes present at the meeting and entitled to be cast is necessary for approval of the Directors Plan. A copy of the Directors Plan is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

     The Directors Plan provides for the granting of options to non-employee directors of the Company to purchase up to an aggregate of 100,000 shares of the Company's Common Stock. There are presently two persons (James S. Balloun and Evan O. Grossman) eligible to participate in the Directors Plan. The Board of Directors believes that directors who participate in stock option plans have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. The purpose of the Directors Plan is to promote the long-term success of the Company by providing financial incentives to non-employee directors who are in positions to make significant contributions toward such success. The Directors Plan is designed to attract and retain individuals of outstanding ability to serve as directors of the Company and to encourage such directors to acquire a proprietary interest in the Company, to continue service as directors of the Company and to render superior performance during such service.

PARTICIPANTS

     The persons eligible to receive options under the Directors Plan are directors of the Company who are not employees of the Company or any affiliate of the Company. Subject to shareholder approval of the Directors Plan at the Annual Meeting, options to purchase 15,000 shares of Common Stock were granted pursuant to the Directors Plan to Mr. Balloun on April 8, 1997 and to Mr. Grossman on May 12, 1997 at an exercise price of $7.375 per share and $12.75 per share, respectively. None of the Named Executive Officers is eligible to receive stock option grants under the Directors Plan.

ADMINISTRATION AND OPTION GRANTS

     The Directors Plan will be administered by the Board of Directors of the Company or a committee consisting of at least two members of the Board (the "Directors Plan Committee").

     The Directors Plan is intended to be a self-governing formula plan. To this end, the Directors Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. Without the necessity of action by the Board of Directors or the Directors Plan Committee, the Directors Plan provides for automatic stock option grants annually on the last day of the Company's fiscal year during the term of the Directors Plan to each non-employee director of the Company to purchase 5,000 shares of common stock at an exercise price equivalent to the fair market value of the shares on such date. In addition, the Directors Plan provides for a one-time grant of options to purchase 15,000 shares to all existing non-employee directors and to any person who becomes a non- employee director in the future.

EXERCISE PRICE

     The exercise price of options granted under the Directors Plan is the mean between the high "bid" and low "ask" prices of the Common Stock as of the close of business for the Company's shares of Common Stock in the over-the-counter market as reported by Nasdaq on the date the option is granted. If the Company's Common Stock is not regularly traded in the over-the-counter market but is listed on the Nasdaq Stock Market or is registered on a national securities exchange, the exercise price shall be the closing price of the Company's Common Stock on such market or exchange on the date the option is granted.

DURATION OF OPTIONS

     The shares subject to the option may be purchased in whole or in part by the optionee from time to time after shareholder approval of the Directors Plan, but in no event later than 10 years from the date the option is granted.

ADJUSTMENT OF SHARES

     The Directors Plan Committee shall adjust the total number of shares of Stock reserved for issuance under the Directors Plan and any outstanding options, both as to the number of shares of Stock and the option price, for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or a payment of a stock dividend on the Stock, a subdivision or combination of the Stock, a reclassification of the Stock, a merger or consolidation of the Stock or any other like changes in the Stock or in their value; provided that any such adjustment shall be made in a manner consistent with the reason for the adjustment and shall be effected uniformly among optionees. Outstanding options shall not be adjusted for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Directors Plan Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional share of Stock which might otherwise become subject to an option.

     The grant of an option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

NONTRANSFERABILITY

     Options granted under the Directors Plan may only be transferred by will or by the laws of descent and distribution. During the optionee's lifetime, such options are exercisable only by the optionee.

TERM OF THE DIRECTORS PLAN

     Options may be granted pursuant to the Directors Plan from time to time, but no later than 10 years from the date the plan was adopted by the Board of Directors.

AMENDMENT OR TERMINATION OF THE DIRECTORS PLAN

     The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of shares of Stock subject to options, and for material modifications to the eligibility requirements of the Directors Plan, among others) or other applicable laws to which the Company, the Directors Plan or optionees are subject.
Notwithstanding the foregoing, in no event shall the Board of Directors amend the Directors Plan more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. No amendment or termination of the Plan shall adversely affect the rights of an optionee with regard to his options without his consent.

FEDERAL INCOME TAX CONSEQUENCES

     All options to be granted under the Directors Plan are non-statutory options which are not entitled to special treatment under Section 422 of the Code. The grant of a stock option under the Directors Plan does not result in taxable income to the optionee. Upon the exercise of a non-statutory option, the optionee recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The Directors Plan permits an optionee to pay all or a part of the purchase price for shares acquired pursuant to the exercise of a non-statutory option by transferring to the Company other shares of the Company's common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     The Directors Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement which are subject to change. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Directors Plan and does not purport to be a complete description of all federal income tax aspects of the Directors Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Directors Plan and the sale or other disposition of shares acquired upon exercise of the options.

     The approval of the holders of a majority of the shares of the Company Common Stock present and voting at the Annual Meeting is necessary to approve the Directors Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE DIRECTORS PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1996 and have been selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending December 31, 1997. Representatives of Arthur Andersen, LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Public Relations Department, 1000 Alderman Drive, Alpharetta, Georgia 30302. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1998 annual meeting must be received at the Company's principal executive offices by April 15, 1998 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By Order of the Board of Directors,


                                          /s/ Erez Goren

                                          EREZ GOREN
                                          Co-Chairman of the Board
                                          and Chief Executive Officer

Alpharetta, Georgia
August 18, 1997

                                                                       EXHIBIT A


                             RADIANT SYSTEMS, INC.
                  NON-MANAGEMENT DIRECTORS' STOCK OPTION PLAN


                                  1.  PURPOSE.

     Radiant Systems, Inc., a Georgia corporation (the "Company"), adopts the Radiant Systems, Inc. Non-Management Directors' Stock Option Plan (the "Plan") to secure and retain the services of those directors of the Company who are not employed by the Company or any of its affiliates (the "Eligible Optionees") by giving them an opportunity to invest in the future success of the Company.

                              2.  ADMINISTRATION.

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a committee consisting of at least two of its members (the "Committee").

     Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     The Board of Directors or the Committee shall have complete and conclusive authority to (1) interpret the Plan, (2) prescribe, amend and rescind rules and regulations relating to it, and (3) make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors' or the Committee's determinations on these matters shall be conclusive.

     In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the director or Committee member is liable for negligence or misconduct in the performance of his duties.

                             3.  GRANT OF OPTIONS.

     a. Initial Grants. Each Eligible Optionee serving as a member of the Board of Directors on the Effective Date (as defined in Section 6 below) shall be granted an option as of the Effective Date to purchase 15,000 shares of common stock, no par value per share, of the Company (the "Stock").

     b. Initial Grants Upon Appointment to the Board of Directors. Each Eligible Optionee who is first elected or appointed to serve as a member of the Board of Directors following the Effective Date shall be granted an option as of the first business day following the Eligible Optionee's first day of service as a member of the Board of Directors to purchase 15,000 shares of Stock.

     c. Subsequent Grants During Tenure as a Director. Each Eligible Optionee shall be granted as of the last business day of each fiscal year of the Company following the Effective Date an option to purchase

5,000 shares of Stock; provided the Eligible Optionee continues to serve as a member of the Board of Directors as of the last business day of that fiscal year.

     d. Conditions to Grants. No options under the Plan shall be granted to an Eligible Optionee who is otherwise precluded from receiving a grant of the Company's equity securities. In the event the remaining number of shares of Stock reserved for issuance under the Plan are insufficient to grant options for the appropriate number of shares of Stock to all Eligible Optionees as of any grant date, then no options shall be granted as of that grant date.

                           4.  STOCK SUBJECT TO PLAN.

     The Company has authorized and reserved for issuance upon the exercise of options pursuant to the Plan an aggregate of one hundred thousand (100,000) shares of Stock. If any option is canceled, expires or terminates without the respective optionee exercising it in full, options with respect to those unpurchased shares of Stock may be granted to that same optionee or to another eligible individual or individuals under the terms of this Plan.

     The Committee shall adjust the total number of shares of Stock reserved for issuance under the Plan and any outstanding options, both as to the number of shares of Stock and the option price, for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or a payment of a stock dividend on the Stock, a subdivision or combination of the Stock, a reclassification of the Stock, a merger or consolidation of the Stock or any other like changes in the Stock or in their value; provided that any such adjustment shall be made in a manner consistent with the reason for the adjustment and shall be effected uniformly among optionees. Outstanding options shall not be adjusted for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional share of Stock which might otherwise become subject to an option.

     The grant of an option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                    5.  TERMS AND CONDITIONS OF ALL OPTIONS.

     Each option granted pursuant to the Plan shall be evidenced by a stock option agreement or other appropriate documentation (the "Agreement") in the form and containing the terms and conditions as the Committee from time to time may determine, provided that each Agreement will:

     a. state an exercise price per share which will be the Average Market Price of a share of stock on the date of the grant. "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices as of the close of business for the Company's shares of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (or other national quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market but is listed on The Nasdaq Stock Market or is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such stock market or national securities exchange.
In the event there shall be no public market for the shares of Common Stock on such date, the fair market value of the shares of Common Stock shall be determined in good faith by the Board of Directors;

     b. state the terms and conditions for payment, except as otherwise provided by Plan Section 7;

     c. state that the option shall expire on the earlier of the tenth anniversary of the date of grant or the first anniversary of the date that the optionee ceases to serve as a member of the Board of Directors;

     d.               provide that an option granted pursuant to Section
3(a) or (b) above shall become exercisable as to the shares subject thereto in equal one-third increments as of the first, second and third anniversaries following the date of grant; provided, however, any such option shall become exercisable immediately in full upon the later of: (1) six (6) months following the date of grant; or (2) the earlier of (i) the death of the optionee, or (ii) the disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code")) of the optionee;

     e.               provide that an option granted pursuant to Section
3(c) above shall become exercisable in full six (6) months following the date of grant;

     f. provide that the option is not transferrable by the optionee other than as provided by (1) the will of the optionee, or (2) the applicable laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee except as provided in Subsection (g) below; and

     g.               provide that if an optionee dies or becomes disabled
(as defined in Code Section 72(m)(7)) during the term of the option, the option may be exercised by the optionee or (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will, or by his guardian.

                               6.  TERM OF PLAN.

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the votes entitled to be cast thereon, which shareholder vote must be taken within twelve
(12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any options granted in the intervening period shall be void.

     The Plan shall remain in effect until all shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten (10) years from the Effective Date.

                            7.  EXERCISE OF OPTION.

     The optionee may purchase shares of Stock subject to an option (the "Shares") only upon receipt by the Company of a notice in writing from the optionee of his intent to purchase a specific number of Shares and which notice contains such representations regarding compliance with the federal and state securities laws as the Committee may reasonably request. The purchase price shall be paid in full upon the exercise of an option and no Shares shall be issued or delivered until full payment therefor has been made. Payment of the purchase price for all Shares purchased pursuant to the exercise of an option shall be made, at the discretion of the optionee, as follows:

     a.               by payment of cash or certified check;

     b. by delivery to the Company of a number of shares of common stock of the Company which have been owned by the optionee for at least six months prior to the date of the option's exercise, having a fair market value on the date of exercise, as determined by the Committee in its sole discretion, either equal to the purchase price or in combination with cash to equal the purchase price; or

     c. by receipt of the purchase price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery of such broker, dealer or other creditor of that number of shares of common stock with respect to which the option is exercised.

     Until stock certificates reflecting the Shares accruing to the optionee upon the exercise of the option are issued to the optionee, the optionee shall have no rights as a shareholder with respect to the Shares. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the issuance of that stock certificate, except as the Plan otherwise provides.

                               8.  ASSIGNABILITY.

     Except as Plan Section 5 permits, no option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no option, right or privilege shall be subject to execution, attachment or similar process.

                       9.  NO RIGHT TO CONTINUED SERVICE.

     No provision in the Plan or any option shall confer upon any optionee any right to continue performing services for or to interfere in any way with the right of the shareholders of the Company to remove such optionee as a director of the Board of Directors at any time for any reason.

                        10.  AMENDMENT AND TERMINATION.

     The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities (which require such approval for a material increase of the number of shares of Stock subject to options, and for material modifications to the eligibility requirements of the Plan, among others) or other applicable laws to which the Company, the Plan, optionees or Eligible Optionees are subject.
Notwithstanding the foregoing, in no event shall the Board of Directors amend the Plan more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. No amendment or termination of the Plan shall adversely affect the rights of an optionee with regard to his options without his consent.

                           11.  GENERAL RESTRICTION.

     Each option is subject to the condition that if at any time the Company, in its discretion, shall determine that the listing, registration or qualification of the shares of Stock covered by such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares of Stock thereunder, the delivery of any or all shares of Stock pursuant to such option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under the option then outstanding, the Company may require, as a condition of exercise of any option or as a condition to any other delivery of shares of Stock pursuant thereto, that the optionee or the optionee's representative represent, in writing, that the shares of Stock received pursuant to the option are being acquired for investment and not with a view to distribution and agree that the shares of Stock will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may endorse on certificates representing shares of Stock delivered pursuant to an option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     Options granted to persons subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                              12.  REORGANIZATION.

     In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or
(ii) upon written notice to the Optionee provide that the Option (including the shares not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated.

                              13.  CHOICE OF LAW.

     The laws of the State of Georgia shall govern the Plan.

                                                                        APPENDIX

                             RADIANT SYSTEMS, INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Erez Goren and John H. Heyman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of RADIANT SYSTEMS, INC. to be held on September 11, 1997, at 4:00 p.m. at the Buckhead Club, 3343 Peachtree Road, 18th Floor, Atlanta, Georgia 30326, and any adjournments or postponements thereof:

1.   To elect four (4) directors to serve for their respective terms and until their successors are elected and qualified.
     [ ]  FOR ALL NOMINEES LISTED BELOW (except as marked to the      [ ]  WITHHOLD AUTHORITY to vote for all nominees
          contrary below).                                                 listed below
     EREZ GOREN and ALON GOREN to serve as Class I Directors for a term of three years;
     JAMES S. BALLOUN to serve as a Class II Director for a term of one year; and
     EVAN O. GROSSMAN to serve as a Class III Director for a term of two years.

(INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

   2. To approve an amendment to the 1995 Stock Option Plan of the Company to increase the number of shares available for grant thereunder from 4,000,000 shares to 5,000,000 shares.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   3. To approve and adopt the Company's Non-Management Directors' Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                  (continued and to be signed on reverse side)

                          (continued from other side)

   4. To transact such other business incidental to the conduct of the Annual Meeting as may properly become before the Annual Meeting or any adjournments or postponements thereof.

   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                Please date and sign this Proxy
                                                exactly as name(s) appears on
                                                the mailing label

                                                --------------------------------

                                                --------------------------------

                                                Print Name(s):
                                                              ------------------

                                                --------------------------------

                                                NOTE: When signing as an
                                                attorney, trustee, executor,
                                                administrator or guardian,
                                                please give your title as such.
                                                If a corporation or partnership,
                                                give full name by authorized
                                                officer. In the case of joint
                                                tenants, each joint owner must
                                                sign.

                                                Dated:                    , 1997
                                                       -------------------

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.